UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2006

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 24, 2006 we announced financial results for our first quarter ended April 30, 2006. Service and technology revenues for the quarter, which included recognition of Comcast development revenue of $7.2 million, increased 38% to $55.1 million, compared with $40.0 million for the same prior year period. Net loss for the quarter was ($10.7) million or ($0.13) per share, compared to a net loss of ($857,000), or ($0.01) per share, for the three months ended April 30, 2005, due primarily to the costs associated with litigation, more aggressive price offerings, and the expensing of stock options.

Our total subscriptions reached just over 4.4 million, with the addition of 53,000 total new subscriptions in the quarter, which represents 33% growth in the subscription base during the past year. TiVo-Owned subscription gross additions were 91,000 for the quarter, compared to 104,000 in the first quarter of last year. TiVo-Owned subscription net additions were 51,000 compared to 72,000 in the first quarter of last year. The installed base of DIRECTV TiVo subscriptions has stayed relatively flat, after accounting for the effects of churn on the DIRECTV TiVo subscription base, at approximately 2.9 million with the addition of 2,000 net new DIRECTV TiVo subscriptions.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2006	2005
Service revenues	$46,951	$38,344
Technology revenues	8,158	1,676

Service and Technology revenues	55,109	40,020

Hardware revenues	9,453	10,526
Rebates, revenue share, and other payments to channel	(8,050)	(3,638)

Net revenues	56,512	46,908

Cost of service revenues (1)	10,435	8,639
Cost of technology revenues	7,366	227
Cost of hardware revenues	15,146	15,642

Gross margin	23,565	22,400

Research and development (1)	12,861	10,904
Sales and marketing (1)	7,389	6,830
General and administrative (1)	15,059	6,138

Loss from operations	(11,744)	(1,472)

Interest and other income (expense), net	1,059	623
Provision for taxes	(19)	(8)

Net loss attributable to common stockholders	$(10,704)	$(857)

Net loss per common share - basic and diluted	$(0.13)	$(0.01)

Weighted average common shares used to calculate basic and diluted net loss per share	85,134	82,381

__________
(1) Includes stock-based compensation as follows (FY 2007 increases are due primarily to the adoption of FAS 123(R))
Cost of service revenues	$94	—
Research and development	1,332	(164)
Sales and marketing	340	106
General and administrative	1,321

Total stock-based compensation expense	$3,087	$(58)

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(unaudited)

	April 30, 2006	Adjusted January 31, 2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents, and short-term investments	$92,351	$104,213
Accounts receivable	19,072	20,111
Finished goods inventories	13,176	10,939
Prepaid expenses and other, current	3,823	8,744

Total current assets	128,422	144,007

LONG-TERM ASSETS
Property and equipment, net	$9,412	$9,448
Capitalized software and intangible assets, net	4,948	5,206
Prepaid expenses and other, long-term	316	347

Total long-term assets	14,676	15,001

Total assets	$143,098	$159,008

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
CURRENT LIABILITIES
Accounts payable	28,098	24,050
Accrued liabilities	23,289	37,449
Deferred revenue, current	58,315	57,902

Total current liabilities	109,702	119,401
LONG-TERM LIABILITIES
Deferred revenue, long-term	64,646	67,575
Deferred rent and other	1,756	1,404

Total long-term liabilities	66,402	68,979

Total liabilities	176,104	188,380

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001:
Authorized shares are 10,000,000 Issued and outstanding shares - none
Common stock, par value $0.001:	86	85
Authorized shares are 150,000,000 Issued and outstanding shares are 86,182,453 and 85,376,191, respectively	—	—
Additional paid-in capital	671,703	667,055
Deferred compensation	—	(2,421)
Accumulated deficit	(704,795)	(694,091)

Total stockholders’ deficit	(33,006)	(29,372)

Total liabilities and stockholders’ deficit	$143,098	$159,008

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,704)	$(857)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment and intangibles	1,730	1,424
Loss on disposal of fixed assets	—	3
Non-cash interest expense	—	—
Recognition of stock-based compensation expense	3,087	(58)
Changes in assets and liabilities:
Accounts receivable, net	1,039	17,751
Finished goods inventories	(2,237)	(6,880)
Prepaid expenses and other, current	4,921	686
Prepaid expenses and other, long-term	31	378
Accounts payable	4,048	(6,490)
Accrued liabilities	(14,160)	(10,558)
Deferred revenue, current	413	5,802
Deferred revenue, long-term	(2,929)	(1,014)
Deferred rent and other long-term liabilities	352	(357)

Net cash used in operating activities	$(14,409)	$(170)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales and maturities of investments	—	(1,025)
Sales of short-term investments	(28)	5,425
Acquisition of property and equipment	(1,436)	(763)
Acquisition of capitalized software and intangibles	—	(3,915)

Net cash used in investing activities	$(1,464)	$(278)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing under bank line of credit	—	6,000
Payments to bank line of credit	—	(4,500)
Proceeds from issuance of common stock related to employee stock purchase plan	3,724	1,175
Proceeds from issuance of common stock related to exercise of common stock options	259	1,319

Net cash provided by financing activities	$3,983	$3,994

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(11,890)	$3,546

Change in Accounting Policy

Effective February 1, 2006, we changed our method of accounting for the recognition of hardware costs in bundled sales programs where the customer prepays the arrangement fee. Previously, to the extent that the cost of the DVR exceeded the revenue allocated to the DVR, the excess costs were deferred and amortized over the period of the subscription. In this prepayment plan, we received the cash upfront from consumers, which allowed us to elect deferral of hardware costs over the service period. We now expense all hardware costs upon shipment of the DVR (direct expense method).

TiVo determined that the direct expense method was preferable to the prior accounting method after considering the accounting practices of competitors and companies within similar industries, the added clarity and ease of understanding of our reported results for investors, and the consistency with the recognition of hardware costs in bundled arrangements where the customer does not prepay the arrangement fee. We recorded the change in method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections. SFAS 154 requires that all elective accounting changes be made on a retrospective basis. As such, the accompanying condensed consolidated balance sheet as of January 31, 2006 has been adjusted to apply the direct expense method retrospectively to all prior periods. The net unamortized balance of previously deferred costs of $2.6 million at January 31, 2006 is now reflected in the accompanying unaudited adjusted condensed consolidated balance sheet as an increase in accumulated deficit and a reduction in prepaid expenses and other, current and prepaid expenses and other, long-term. This change in accounting method has no impact on the condensed consolidated statements of operations for the three months ended April 30, 2005 as we did not offer bundled revenue transactions until the three months ended July 31, 2005. The impact of adopting the direct expense method resulted in an increase of approximately $407,000 to net loss for the three months ended April 30, 2006. The following table details the impact of this accounting policy change on our fiscal year ended January 31, 2006 unaudited condensed consolidated financial statement by effected line items.

Condensed Consolidated Balance Sheets

	Six Months Ended July 31, 2005			Nine Months Ended October 31, 2005			Fiscal Year Ended January 31, 2006
	As previously reported	Adjustment	Adjusted	As previously reported	Adjustment	Adjusted	As previously reported	Adjustment	Adjusted
Prepaid expenses and other, current	$4,860	$(810)	$4,050	$8,019	$(761)	$7,258	$11,069	$(2,325)	$8,744
Total current assets	137,843	(810)	137,033	149,249	(761)	148,488	146,332	(2,325)	144,007

Prepaid expenses and other, long-term	$1,009	$(322)	$687	$752	$(296)	$456	$623	$(276)	$347

Total long-term assets	14,521	$(322)	14,199	13,984	$(296)	13,688	15,277	$(276)	15,001
Total assets	152,364	$(1,132)	151,232	163,233	$(1,057)	162,176	161,609	$(2,601)	159,008

Condensed Consolidated Statements of Operations

	Three Months Ended July 31, 2005			Three Months Ended October 31, 2005			Three Months Ended January 31, 2006			Fiscal Year Ended January 31, 2006
	As previously reported	Adjustment	Adjusted	As previously reported	Adjustment	Adjusted	As previously reported	Adjustment	Adjusted	As previously reported	Adjustment	Adjusted
Cost of revenues		—
Cost of hardware revenues	$6,565	$1,132	$7,697	$24,742	$(75)	$24,667	$37,267	$1,544	$38,811	$84,216	$2,601	$86,817

Total cost of revenues	14,023	1,132	15,155	33,250	(75)	33,175	47,396	1,544	48,940	119,177	2,601	121,778

Gross margin	25,312	(1,132)	24,180	16,365	75	16,440	12,671	(1,544)	11,127	76,748	(2,601)	74,147
Loss from operations	(449)	(1,132)	(1,581)	(15,055)	75	(14,980)	(20,428)	(1,544)	(21,972)	(37,404)	(2,601)	(40,005)
Income (loss) before income taxes	283	(1,132)	(849)	(14,239)	75	(14,164)	(19,529)	(1,544)	(21,073)	(34,334)	(2,601)	(36,935)

Net income (loss)	$240	$(1,132)	$(892)	$(14,239)	$75	$(14,164)	$(19,542)	$(1,544)	$(21,086)	$(34,398)	$(2,601)	$(36,999)

Net Income (loss) per common share basic and diluted	$0.00	$0.01	$(0.01)	$(0.17)	$0.00	$(0.17)	$(0.23)	$(0.02)	$(0.25)	$(0.41)	$(0.03)	$(0.44)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended July 31, 2005			Nine Months Ended October 31, 2005			Fiscal Year Ended January 31, 2006
	As previously reported	Adjustment	Adjusted	As previously reported	Adjustment	Adjusted	As previously reported	Adjustment	Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(617)	$(1,132)	$(1,749)	$(14,856)	$(1,057)	$(15,913)	$(34,398)	$(2,601)	$(36,999)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid expenses and other, current	(384)	810	426	(3,543)	761	(2,782)	(6,593)	2,325	(4,268)
Prepaid expenses and other, long-term	229	322	551	486	296	782	615	276	891

Net cash used in operating activities	(6,577)	—	(6,577)	(12,262)	—	(12,262)	3,425	—	3,425

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended April 30,
(Subscriptions in thousands)	2006	2005
TiVo-Owned Subscription Gross Additions	91	104

Subscription Net Additions:
TiVo-Owned	51	72
DIRECTV	2	247

Total Subscription Net Additions	53	319

Cumulative Subscriptions:
TiVo-Owned	1,542	1,213
DIRECTV	2,875	2,107

Total Cumulative Subscriptions	4,417	3,320
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	51%	51%

Included in the 4,417,000 subscriptions are approximately 122,000 lifetime subscriptions that have reached the end of the 48-month period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended April 30,
TiVo-Owned Churn Rate	2006	2005
	(In thousands)
Average TiVo-Owned subscriptions (for the quarter)	1,520	1,180
TiVo-Owned subscription cancellations (for the quarter)	(40)	(32)

TiVo-Owned Churn Rate per month	-0.9%	-0.9%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,		Twelve Months Ended April 30,
Subscription Acquisition Costs	2006	2005	2006	2005
	(In thousands, except SAC)		(In thousands, except SAC)
Sales and marketing expenses	$7,389	$6,830	$35,606	$38,597
Rebates, revenue share, and other payments to channel	8,050	3,638	51,439	53,346
Hardware revenues	(9,453)	(10,526)	(71,020)	(107,464)
Cost of hardware revenues	15,146	15,642	86,321	119,115

Total Acquisition Costs	21,132	15,584	102,346	103,594

TiVo-Owned Subscription Gross Additions	91	104	481	576

Subscription Acquisition Costs (SAC)	$232	$150	$213	$180

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as the sum of sales and marketing expenses, rebates, revenue share, and other payments to channel, minus hardware gross margin (defined as hardware revenues less cost of hardware revenues). As a result of the seasonal nature of our subscription growth, our SAC varies significantly during the year. Management primarily reviews this metric on an annual basis due to the timing difference between our recognition of promotional programs expense and the subsequent addition of the related subscription acquisition. Accordingly, we are also presenting SAC on a trailing twelve months basis as well in order to show SAC over the longer-term. We do not include DIRECTV subscription gross additions in our calculation of SAC because we incur limited or no acquisition costs for new DIRECTV subscriptions. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,
TiVo-Owned Average Revenue per Subscription	2006	2005
	(In thousands, except ARPU)
Service and Technology revenues	$55,109	$40,020
Less: Technology revenues	(8,158)	(1,676)

Total Service revenues	46,951	38,344
Less: DIRECTV-related service revenues	(8,009)	(7,099)

TiVo-Owned-related service revenues	38,942	31,245
Average TiVo-Owned revenues per month	12,981	10,415
Average TiVo-Owned per month subscriptions	1,520	1,180

TiVo-Owned ARPU per month	$8.54	$8.83

	Three Months Ended April 30,
DIRECTV Average Revenue per Subscription	2006	2005
	(In thousands, except ARPU)
Service and Technology revenues	$55,109	$40,020
Less: Technology revenues	(8,158)	(1,676)

Total Service revenues	46,951	38,344
Less: TiVo-Owned-related service revenues	(38,942)	(31,245)

DIRECTV-related service revenues	8,009	7,099
Average DIRECTV revenues per month	2,670	2,366
Average DIRECTV per month subscriptions	2,881	1,994

DIRECTV ARPU per month	$0.93	$1.19

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience measurement research. ARPU does not include rebates, revenue share and other payments to channel that reduce our GAAP revenues, and as a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share and other payments to channel because of the discretionary nature of these expenses and because management believes these expenses are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting DIRECTV-related service revenues (which includes DIRECTV subscription service revenues and DIRECTV-related advertising revenues) from our total reported service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The preceding table shows this calculation and reconciles ARPU for TiVo-Owned subscriptions to our reported service and technology revenues.

For fiscal year 2007, pursuant to the recently amended DIRECTV agreement, TiVo reserves a portion of DIRECTV subscription fees as a non-refundable credit to fund mutually agreed development, maintenance, and support services. The recurring monthly economics of the agreement are similar to the economics for DIRECTV receivers with TiVo service activated since 2002.

We calculate ARPU per month for DIRECTV subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for DIRECTV-related service revenues by average subscriptions for the period.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, the expected future deployment and availability of the TiVo service, future TiVo service features and advertising technologies, and other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 24, 2006	By:	/s/ Stuart West
Stuart West
Vice President of Finance and
Acting Chief Financial Officer
(Principal Financial and Accounting Officer)